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                                                                      EXHIBIT 21

                           RANGE RESOURCES CORPORATION

                           SUBSIDIARIES OF REGISTRANT

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                                                                          Percentage of Voting
                                                                          Securities Owned by
          Name                            Jurisdiction of Incorporation    Immediate Parent
----------------------------------------- ------------------------------ ---------------------
Range Operating Company                               Ohio                      100%
Range Production Company                            Delaware                    100%
Buffalo Oilfield Services, Inc.                       Ohio                      100%
Range Energy Services Company                       Delaware                    100%
Range Resources Development Company                 Delaware                    100%
Range Energy I, Inc.                                Delaware                    100%
Range Gathering & Processing Company                Delaware                    100%
Range Gas Company                                   Delaware                    100%
Lomak Financing Trust                               Delaware                    100%
RRC Operating Company                                 Ohio                      100%
Range Energy Finance Corporation                    Delaware                    100%
Range Energy Ventures Corporation                   Delaware                    100%
Gulfstar Energy, Inc.                               Delaware                    100%
Gulfstar Seismic, Inc.                              Delaware                    100%
Domain Energy International Corporation      British Virgin Islands             100%

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